Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Announces the Appointment of Chief Financial Officer, Shai Shahar

LIVERMORE, Calif. — February 21, 2018 —FormFactor, Inc. (Nasdaq: FORM)(the “Company”), today announced that it has appointed Shai Shahar to serve as the Company’s Chief Financial Officer, with a start date of March 5, 2018. As previously announced, the Company’s current Chief Financial Officer, Michael Ludwig, will retire from his position on March 2, 2018.

Mr. Shahar brings to the Company over 20 years of financial leadership and management experience. Mr. Shahar is currently serving as the Vice President Finance & Operations of Nova Measuring Instruments (Nasdaq: NVMI), a leading provider of metrology solutions used in semiconductor manufacturing. From 2014 to 2016, Mr. Shahar served as Vice President Finance and Corporate Controller of PMC-Sierra, Inc. (Nasdaq: PMCS), a global fabless semiconductor company, and served as its Vice President Finance, FP&A, from 2010 to 2014, following its acquisition of Wintegra, Inc. Mr. Shahar was Chief Financial Officer of Wintegra, Inc., a fabless semiconductor company, from 2006 to 2010. From 1997 to 2006, Mr. Shahar worked in progressive roles through senior manager at Ernst & Young, where he was responsible for private and public company accounts, including Nasdaq-listed technology companies. Mr. Shahar is a certified public accountant in Israel, and received his bachelor's degree in Accounting and Economics in 1998 from the Recanati School of Business, Tel-Aviv University, Israel.

Commenting on Mr. Shahar’s appointment, Mike Slessor, CEO and President, said, “I am very pleased to welcome Shai to FormFactor, and am confident his executive, financial and operational experience with public companies in the semiconductor industry will greatly benefit FormFactor.” “In addition, I want to again thank Mike Ludwig for his meaningful contributions to the growth and profitability of FormFactor during his many years of service. All of us congratulate him upon his retirement and wish him well in his future endeavors.”

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited, to statements regarding the transition of executive management and its effects. Forward-

looking statements may contain words such as “may,” “might,” “will,” and similar expressions, and include the assumptions that underlie such statements. The factors, among others, which could cause actual results to differ materially from those described in the forward-looking statements include those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

Source: FormFactor, Inc.

FORM-F